Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FIRST QUARTER 2014 FINANCIAL RESULTS
Oak Brook, IL – May 5, 2014 – Retail Properties of America, Inc. (NYSE: RPAI or the “Company”) today reported financial and operating results for the quarter ended March 31, 2014.
FINANCIAL RESULTS
For the quarter ended March 31, 2014, the Company reported:

▪	Operating Funds From Operations (Operating FFO) of $63.0 million, or $0.27 per share, compared to $52.2 million, or $0.23 per share, for the same period in 2013;

▪	Funds From Operations (FFO) of $65.7 million, or $0.28 per share, compared to $43.2 million, or $0.19 per share, for the same period in 2013;

▪	Net income (loss) attributable to common shareholders of $11.8 million, or $0.05 per share, compared to $(4.2) million, or $(0.02) per share, for the same period in 2013.
OPERATING RESULTS
For the quarter ended March 31, 2014, the Company’s results for its consolidated portfolio were as follows:

▪
4.5% increase in total same store net operating income (NOI) over the comparable period in 2013, based on same store occupancy of 93.2% at March 31, 2014, down 50 basis points from 93.7% at December 31, 2013 and up 180 basis points from 91.4% at March 31, 2013;

▪
Total portfolio percent leased, including leases signed but not commenced: 94.6% at March 31, 2014, down 10 basis points from 94.7% at December 31, 2013 and up 190 basis points from 92.7% at March 31, 2013;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.3% at March 31, 2014, down 10 basis points from 94.4% at December 31, 2013 and up 210 basis points from 92.2% at March 31, 2013;

▪	1,075,000 square feet of retail leasing transactions, including the Company’s pro rata share of unconsolidated joint ventures, comprised of 204 new and renewal leases;

▪	Positive comparable cash leasing spreads, including the Company’s pro rata share of unconsolidated joint ventures, of 7.2%.
“We are pleased to report another strong quarter of financial and operational results, highlighted by significant occupancy gains and compelling leasing spreads,” stated Steve Grimes, president and chief executive officer. “Our solid momentum and opportunistic transactional activity, combined with support from the capital markets, has enabled the continued execution of our strategic objectives.”
INVESTMENTS ACTIVITY
Property Transactions
During the quarter, the Company acquired Heritage Square, a 53,100 square foot neighborhood shopping center located in the Seattle metropolitan statistical area (MSA) for a gross purchase price of $18.0 million. The property is 100% leased and sits in the primary retail corridor of a high

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

barrier-to-entry sub-market. In addition, the Company acquired the fee interest in one of its consolidated multi-tenant retail properties for a gross purchase price of $10.4 million.
During the quarter, the Company sold one non-strategic asset for a gross sales price of $9.3 million. Subsequent to quarter end, the Company sold one additional non-strategic asset for a gross sales price of $47.2 million.
Joint Venture Transactions
Subsequent to quarter end, the Company entered into an agreement to acquire six multi-tenant retail assets through the dissolution of its MS Inland joint venture. The joint venture owns the portfolio on an 80/20 basis (80% owned by the Company’s partner and 20% owned by the Company). The Company will acquire its partner’s 80% ownership interest in the six properties. The properties have an agreed upon value of $292.5 million, with the Company’s partner’s 80% interest valued at $234.0 million. The Company will also assume the joint venture’s $142.2 million of in-place mortgage financing, as of March 31, 2014, at a weighted average interest rate of 4.79%. The transaction is expected to close in June 2014, subject to customary closing conditions.
Properties to be acquired:

•	Lincoln Park, Dallas MSA	•	Oswego Commons, Chicago MSA
•	Huebner Oaks Center, San Antonio MSA	•	John’s Creek Village, Atlanta MSA
•	Gardiner Manor Mall, New York MSA	•	Commons at Royal Palm, Miami MSA
BALANCE SHEET ACTIVITY
Investment Grade Rating
In January, Moody’s Investors Service assigned a (P)Baa3 rating with a stable outlook to the Company’s senior unsecured shelf registration. Moody’s indicated in their announcement that the investment grade rating reflects RPAI’s conservative capital structure and strong credit metrics including solid fixed charge coverage and low overall leverage.
Senior Unsecured Notes
The Company has agreed in principle to the pricing of a $250 million private placement of senior unsecured notes (the Notes) to be issued to institutional investors, consisting of $150 million of notes with a ten-year term, priced at a fixed interest rate of 4.58%, and $100 million of notes with a seven-year term, priced at a fixed interest rate of 4.12%, resulting in a weighted average fixed interest rate of 4.40%. Borrowings are expected to be drawn on June 30, 2014. The issuance of the Notes is subject to conditions, including, among others, the negotiation and execution of definitive documentation. There can be no assurance that these conditions will be satisfied or that the issuance of the Notes will occur on the terms described herein, or at all.
CAPITAL MARKETS ACTIVITY
As of March 31, 2014, the Company had $2.3 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.9x, down from 6.7x as of March 31, 2013, or a net debt and preferred stock to adjusted EBITDA ratio of 6.3x, down from 7.1x as of March 31, 2013. Consolidated indebtedness, as of March 31, 2014, had a weighted average contractual interest rate of 4.84% and a weighted average maturity of 4.5 years.
During the quarter, the Company repaid $46.2 million of mortgage loans, excluding amortization, with a weighted average contractual interest rate of 5.87%.

GUIDANCE
The Company is increasing its 2014 Operating FFO guidance to a range of $0.99 - $1.03 per share from $0.96 - $1.00 per share.
DIVIDEND
On April 22, 2014, the Company’s Board of Directors declared the second quarter 2014 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning April 1, 2014, which will be paid on June 30, 2014, to preferred shareholders of record on June 19, 2014.
On April 22, 2014, the Company’s Board of Directors also declared the second quarter 2014 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock. The common dividend will be paid on July 10, 2014, to Class A common shareholders of record on June 27, 2014.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will host a webcast on Tuesday, May 6, 2014, at 11:00 AM (EDT), to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online in the Investor Relations section of the Company’s website at www.rpai.com. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international callers. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (EDT) on May 6, 2014, until midnight (EDT) on May 20, 2014. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13579426.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of March 31, 2014, the Company owned 227 retail operating properties representing 31.2 million square feet, including its pro rata share of unconsolidated joint ventures. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common and preferred stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable investment properties, plus depreciation and amortization and impairment charges on depreciable investment properties, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. The Company believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of (gain) loss on lease terminations encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.
The Company also reports Operating FFO, which is defined as FFO excluding the impact to earnings from the early extinguishment of debt and other items as denoted within the calculation. Management considers Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which management does not consider representative of the operating results of the Company’s core business platform. Neither FFO nor Operating FFO represent alternatives to “Net Income” as an indicator of the Company’s performance, and “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Same Store NOI. The Company defines Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangible liability, straight-line bad debt expense and lease termination fee expense). Same Store NOI represents NOI from our same store portfolio consisting of 221 operating properties acquired or placed in service prior to January 1, 2013. NOI from Other Investment Properties represents NOI primarily from properties acquired in 2013 and 2014, our development properties, an anticipated redevelopment property, one investment property classified as held for sale as of March 31, 2014 that did not qualify for discontinued operations treatment and the historical ground rent expense related to an existing same store property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. We believe that Same Store NOI and NOI from Other Investment

Properties are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from GAAP operating income or net income (loss) attributable to common shareholders. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.
Adjusted EBITDA represents net income (loss) attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income (loss) attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP - Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	March 31, 2014	December 31, 2013
Assets
Investment properties:
Land	$1,177,572	$1,174,065
Building and other improvements	4,558,670	4,586,657
Developments in progress	45,395	43,796
	5,781,637	5,804,518
Less accumulated depreciation	(1,360,637)	(1,330,474)
Net investment properties	4,421,000	4,474,044

Cash and cash equivalents	62,667	58,190
Investment in unconsolidated joint ventures	14,268	15,776
Accounts and notes receivable (net of allowances of $7,270 and $8,197, respectively)	76,046	80,818
Acquired lease intangible assets, net	121,026	129,561
Assets associated with investment properties held for sale	48,742	8,616
Other assets, net	104,212	110,571
Total assets	$4,847,961	$4,877,576

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,037 and $1,175, respectively, and unamortized discount of $(853) and $(981), respectively)	$1,612,442	$1,684,633
Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	230,000	165,000
Accounts payable and accrued expenses	42,131	54,457
Distributions payable	39,181	39,138
Acquired lease intangible liabilities, net	90,973	91,881
Liabilities associated with investment properties held for sale	31,258	6,603
Other liabilities	70,022	77,030
Total liabilities	2,566,007	2,568,742

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding at March 31, 2014 and December 31, 2013; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 236,564 and 236,302 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	237	236
Additional paid-in capital	4,920,185	4,919,633
Accumulated distributions in excess of earnings	(2,639,211)	(2,611,796)
Accumulated other comprehensive loss	(756)	(738)
Total shareholders' equity	2,280,460	2,307,340
Noncontrolling interests	1,494	1,494
Total equity	2,281,954	2,308,834
Total liabilities and equity	$4,847,961	$4,877,576

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Rental income	$117,128	$106,295
Tenant recovery income	29,748	23,322
Other property income	1,912	2,444
Total revenues	148,788	132,061

Expenses:
Property operating expenses	26,526	22,583
Real estate taxes	18,414	16,811
Depreciation and amortization	53,596	51,008
Provision for impairment of investment properties	394	—
(Gain) loss on lease terminations	(169)	211
General and administrative expenses	8,450	8,055
Total expenses	107,211	98,668

Operating income	41,577	33,393

Gain on extinguishment of other liabilities	4,258	—
Equity in loss of unconsolidated joint ventures, net	(778)	(401)
Interest expense	(31,863)	(45,697)
Other income, net	427	1,076
Income (loss) from continuing operations	13,621	(11,629)

Discontinued operations:
(Loss) income, net	(148)	576
Gain on sales of investment properties	655	4,909
Income from discontinued operations	507	5,485
Gain on sales of investment properties	—	4,264
Net income (loss)	14,128	(1,880)
Net income (loss) attributable to the Company	14,128	(1,880)
Preferred stock dividends	(2,362)	(2,362)
Net income (loss) attributable to common shareholders	$11,766	$(4,242)

Earnings (loss) per common share - basic and diluted
Continuing operations	$0.05	$(0.04)
Discontinued operations	—	0.02
Net income (loss) per common share attributable to common shareholders	$0.05	$(0.02)

Weighted average number of common shares outstanding - basic	236,151	230,611

Weighted average number of common shares outstanding - diluted	236,153	230,611

Retail Properties of America, Inc.
Funds From Operations (FFO) and Operating FFO (a)
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2014	2013

Net income (loss) attributable to common shareholders	$11,766	$(4,242)
Depreciation and amortization	54,243	57,372
Provision for impairment of investment properties	394	224
Gain on sales of investment properties	(655)	(10,150)
FFO	$65,748	$43,204

FFO per common share outstanding	$0.28	$0.19

FFO	$65,748	$43,204
Impact on earnings from the early extinguishment of debt, net	1,680	7,333
Joint venture investment impairment	—	1,700
Provision for hedge ineffectiveness	(13)	153
Other	(4,373)	(200)
Operating FFO	$63,042	$52,190

Operating FFO per common share outstanding	$0.27	$0.23

(a)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to NOI

	Three Months Ended March 31,
	2014	2013
Operating revenues:
Same store investment properties (221 properties):
Rental income	$105,013	$103,234
Tenant recovery income	26,195	22,269
Other property income	1,650	1,770
Other investment properties:
Rental income	10,221	3,579
Tenant recovery income	3,553	1,053
Other property income	132	35
Operating expenses:
Same store investment properties (221 properties):
Property operating expenses	(22,013)	(20,710)
Real estate taxes	(16,298)	(16,095)
Other investment properties:
Property operating expenses	(3,606)	(1,099)
Real estate taxes	(2,116)	(716)

Net operating income from continuing operations:
Same store investment properties	94,547	90,468
Other investment properties	8,184	2,852
Total net operating income from continuing operations	102,731	93,320

Other income (expense):
Straight-line rental income, net	1,943	(706)
Amortization of acquired above and below market lease intangibles, net	109	217
Amortization of lease inducements	(158)	(29)
Lease termination fees	105	639
Straight-line ground rent expense	(1,022)	(774)
Amortization of acquired ground lease intangible liability	140	—
Depreciation and amortization	(53,596)	(51,008)
Provision for impairment of investment properties	(394)	—
Gain (loss) on lease terminations	169	(211)
General and administrative expenses	(8,450)	(8,055)
Gain on extinguishment of other liabilities	4,258	—
Equity in loss of unconsolidated joint ventures, net	(778)	(401)
Interest expense	(31,863)	(45,697)
Other income, net	427	1,076
Total other expense	(89,110)	(104,949)

Income (loss) from continuing operations	13,621	(11,629)

Discontinued operations:
(Loss) income, net	(148)	576
Gain on sales of investment properties	655	4,909
Income from discontinued operations	507	5,485
Gain on sales of investment properties	—	4,264
Net income (loss)	14,128	(1,880)
Net income (loss) attributable to the Company	14,128	(1,880)
Preferred stock dividends	(2,362)	(2,362)
Net income (loss) attributable to common shareholders	$11,766	$(4,242)

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except ratios and per share amounts)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	March 31, 2014	December 31, 2013

Net income attributable to common shareholders	$11,766	$34,724
Preferred stock dividends	2,362	2,363
Interest expense	31,863	34,440
Interest expense (discontinued operations)	68	364
Depreciation and amortization	53,596	58,155
Depreciation and amortization (discontinued operations)	—	1,244
Gain on sales of investment properties (discontinued operations)	(655)	(34,644)
Gain on sale of joint venture interest	—	(17,499)
Gain on change in control of investment properties	—	(5,435)
Gain on extinguishment of other liabilities	(4,258)	—
Gain on extinguishment of other liabilities (discontinued operations)	—	(3,511)
Loss on lease terminations (a)	233	1,979
Provision for impairment of investment properties	394	32,303
Provision for impairment of investment properties (discontinued operations)	—	590
Adjusted EBITDA	$95,369	$105,073
Annualized	$381,476	$420,292

Reconciliation of Debt to Total Net Debt and Net Debt and Preferred Stock

	March 31, 2014	December 31, 2013

Total consolidated debt	$2,322,566	$2,306,068
Less: consolidated cash and cash equivalents	(62,667)	(58,190)
Total net debt	$2,259,899	$2,247,878
Preferred stock	135,000	135,000
Net debt and preferred stock	$2,394,899	$2,382,878
Net Debt to Adjusted EBITDA (b)	5.9x	5.3x
Net Debt and Preferred Stock to Adjusted EBITDA (b)	6.3x	5.7x

FFO and Operating FFO Guidance (c)

	Per Share Guidance Range Full Year 2014
	Low	High

Net income attributable to common shareholders	$0.30	$0.34
Depreciation and amortization	0.91	0.91
Provision for impairment of investment properties	—	—
Gain on sales of investment properties	(0.24)	(0.24)
FFO	$0.97	$1.01

Impact on earnings from the early extinguishment of debt, net	0.04	0.04
Other	(0.02)	(0.02)
Operating FFO	$0.99	$1.03

(a)
Loss on lease terminations in the EBITDA reconciliation above excludes the write-off of tenant-related above and below market lease intangibles and lease inducements that are otherwise included in "(Gain) loss on lease terminations" in the condensed consolidated statements of operations.

(b)	For purposes of these ratio calculations, annualized three months ended figures were used.

(c)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.